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                                                                Exhibit (d)(11)

                                  SCHEDULE A

LifePath Master Portfolios:

 (all percentages are expressed as a percentage of average daily net assets):

                               Contractual
Master Portfolio               Advisory Fee        Advisory Fee Waiver
----------------               ------------ ----------------------------------
LifePath Retirement Master         0.35%    With respect to each such Master
  Portfolio                                 Portfolio, an amount equal to the
LifePath 2010 Master Portfolio     0.35%    aggregate investment advisory fees
LifePath 2020 Master Portfolio     0.35%    and administration fees, if any,
LifePath 2030 Master Portfolio     0.35%    received by the Adviser or
LifePath 2040 Master Portfolio     0.35%    Barclays Global Investors, N.A.
LifePath 2050 Master Portfolio     0.35%    from each investment company in
                                            which such Master Portfolio
                                            invests as part of such Master
                                            Portfolio's asset allocation
                                            strategy that is part of the same
                                            "group of investment companies"
                                            (as defined in Section
                                            12(d)(1)(G)(ii) of the 1940 Act)
                                            as such Master Portfolio.

The Term of each such Advisory Fee Waiver shall expire on April 30, 2011.

Money Market Master Portfolios:

  (all percentages are expressed as a percentage of average daily net assets)

                                       Contractual   Advisory  Net Advisory Fee
Master Portfolio                       Advisory Fee Fee Waiver   After Waiver
----------------                       ------------ ---------- ----------------
Money Market Master Portfolio              0.10%       0.03%         0.07%
Prime Money Market Master Portfolio        0.10%       0.03%         0.07%
Government Money Market Master
  Portfolio                                0.10%       0.03%         0.07%
Treasury Money Market Master Portfolio     0.10%       0.03%         0.07%

The Term of each such Advisory Fee Waiver shall expire on April 30, 2011.

                                   MASTER INVESTMENT PORTFOLIO
                                   on behalf of each MASTER PORTFOLIO

                                   By:  /s/ H. Michael Williams
                                        ----------------------------------------
                                        H. Michael Williams
                                   Title: President and Chief Executive Officer

                                   BARCLAYS GLOBAL FUND ADVISORS

                                   By:  /s/ Lee T. Kranefuss
                                        ----------------------------------------
                                        Lee T. Kranefuss
                                   Title: Managing Director

                                   By:  /s/ H. Michael Williams
                                        ----------------------------------------
                                        H. Michael Williams
                                   Title: Managing Director

Dated: May 1, 2006
Amended: March 15, 2007
Amended: March 26, 2008
Amended: March 18-19, 2009

[Schedule A to Master Investment Portfolio Advisory Fee Waiver Agreement]